                                     [Photo]




                      Florida East Coast Industries, Inc.



                  Supplemental Real Estate Information Package
                                 June 30, 2002

                       Florida East Coast Industries, Inc.


                  Supplemental Real Estate Information Package

                                      INDEX
                                      -----

                                  Introduction
                                  ------------

   Introduction and forward-looking statements                         1


                     Flagler Operating Property Information
                     --------------------------------------

   Detail of property portfolio, including occupancy and EBITDA        3
   Lease expirations                                                   4
   Real estate development pipeline                                    5


                            Land Held for Development
                            -------------------------

   Land held for development                                           7
   Information and estimates for major developments                    8


                                  Surplus Lands
                                  -------------

   Surplus land currently on the market for sale or under contract    10

                                  Introduction
                                  ------------

Purpose
-------
The purpose of this package is to provide investors with additional information about the Company's real estate holdings. This document provides information as of the date hereof. The Company may from time to time supply updated or additional information in the future but undertakes no obligation to do so and investors are cautioned that the information provided herein speaks only as of June 30, 2002.

About Florida East Coast Industries, Inc.
-----------------------------------------
Florida East Coast Industries, Inc., headquartered in St. Augustine, Fla., conducts operations through four wholly owned subsidiaries, Flagler Development Company (Flagler), Florida East Coast Railway, L.L.C. (FECR), Florida Express Carriers, Inc. (FLX), and EPIK Communications Incorporated (EPIK). Flagler owns, develops, leases and manages 7.2 million square feet of commercial and industrial space and owns approximately 966 acres of entitled land and 13,300 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami. FLX provides truckload transportation, particularly intermodal service, in conjunction with FECR. EPIK, based in Orlando, Fla., is a carriers' carrier that provides bandwidth capacity, dark fiber leases and collocation services to telecommunication providers. For more information, visit the Company's website at http://www.feci.com.

About Flagler Development Company
---------------------------------
A subsidiary of Florida East Coast Industries, headquartered in Jacksonville, Fla., Flagler owns, develops, leases and manages approximately 7.2 million square feet of office and industrial space, including 735,000 square feet in joint ventures with Duke Realty Corporation and 224,000 square feet in development phase. Flagler's space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler owns approximately 966 acres of entitled land in Florida which is available for development of up to an additional 14.5 million square feet and Flagler owns approximately 13,300 acres of other Florida properties.

About Florida East Coast Railway's Lands
----------------------------------------
In addition to Flagler's realty holdings, Florida East Coast Railway has land holdings of 1,238 acres which are redundant to the Railway's operating requirements. Over time, the Railway has been reconfiguring its operations to improve efficiency of asset utilization and free up lands for higher and better uses. This process is continuing.

          Contacts:

                 Investors: Bradley D. Lehan
                            (904) 819-2128

                 Media:     Husein A. Cumber
                            (904) 826-2280

Forward-Looking Statements
--------------------------

This Information Package contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company's future timing and costs of pursuing its development projects and the timing and amounts of resultant future rental revenues; changes in the real estate market or in general economic conditions, including the possibility of a general economic slowdown or recession; product and geographical concentration; industry competition; changes in interest rates and capital markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; changes in tax laws; weather conditions and other natural occurrences that may affect construction or cause damage to assets; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; costs and availability of land and construction materials; limitations on and challenges to title of property; risks related to the financial strength of joint venture projects; changes in policies and practices or organized labor groups; shortages in electrical power; and other risks inherent in the real estate business. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligations to update the information contained in this Information Package, which speaks only as of its date.

                     Flagler Operating Property Information







     [Photo of Gran Park at SouthPark]          [Photo of Deerwood North]




           Gran Park at SouthPark                     Deerwood North













         [Photo of Beacon Pointe]        [Photo of Gran Park at Beacon Station]



              Beacon Pointe                    Gran Park at Beacon Station

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                                                                         EBITDA ($)
                                                                                             Total   6/30/2002 6/30/2002 3 months
                                               Year                                         Rentable Occupied  Occupied    ended
            Building Name                      Built    Location             Type              SF       SF         %     6/30/2002
            -------------                      -----    --------             ----           -------- --------- --------  ---------


same store  duPont Center I                     1987  Jacksonville          Office             80,000    49,021     61%    109,361
same store  duPont Center II                    1988  Jacksonville          Office             80,000    77,703     97%    220,555

----------------------------------------------------------------------------------------------------------------------------------
     2      duPont Center                                                                     160,000   126,724     79%    329,916
----------------------------------------------------------------------------------------------------------------------------------

same store  Deerwood South Office Building 1    1996  Jacksonville          Office            134,235   110,859     83%    298,299
same store  Deerwood South Office Building 2    1996  Jacksonville          Office            124,750   118,933     95%    346,547
same store  Deerwood South Office Building 3    1996  Jacksonville          Office            126,228   104,410     83%    473,495
same store  Deerwood South Office Building 4    1998  Jacksonville          Office            134,008   131,084     98%    430,927
same store  Deerwood North Office Building 1    1999  Jacksonville          Office            135,283   128,528     95%    412,269
            Deerwood North Office Building 2    2001  Jacksonville          Office            135,000    29,403     22%     61,413

----------------------------------------------------------------------------------------------------------------------------------
     6      Gran Park at Deerwood                                                             789,504   623,217     79%  2,022,950
----------------------------------------------------------------------------------------------------------------------------------

same store  Gran Park at Jacksonville
              Office 1  1999                          Jacksonville          Office            123,298   123,298    100%    435,586
same store  Gran Park at Jacksonville OSW 1     1997  Jacksonville Office/Showroom/Warehouse  147,553   147,553    100%    374,792
same store  Gran Park at Jacksonville OSW 2     1998  Jacksonville Office/Showroom/Warehouse   61,643    61,643    100%    166,924
same store  Gran Park at Jacksonville OSW 3     1998  Jacksonville Office/Showroom/Warehouse  134,085   134,085    100%    290,070
same store  Gran Park at Jacksonville OSW 4     1999  Jacksonville Office/Showroom/Warehouse   97,183    83,760     86%    205,959
same store  Gran Park at Jacksonville FLW 1     1997  Jacksonville   Front Load Warehouse      98,800    98,800    100%    105,878
same store  Gran Park at Jacksonville RB 1      1997  Jacksonville       Rail Building        107,800    57,400     53%     52,115

----------------------------------------------------------------------------------------------------------------------------------
     7      Gran Park at Jacksonville                                                         770,362   706,539     92%  1,631,324
----------------------------------------------------------------------------------------------------------------------------------

same store  Avenues Office Building 1           1992  Jacksonville          Office             80,018    54,173     68%    134,395
same store  Avenues Office Building 2           1993  Jacksonville          Office             80,614    55,566     69%    134,449
same store  Avenues Office Building 3           1995  Jacksonville          Office             80,936    77,220     95%    215,019
same store  Avenues OW  1, Bldg 400,
              Barnett Tech                      1994  Jacksonville     Office/Warehouse       147,231   112,231     76%    103,567
same store  Avenues OW  2, Bldg 600,
              Harte-Hanks                       1996  Jacksonville     Office/Warehouse       154,326   146,034     95%    182,096
same store  Avenues OSW 1, Bldg 100             1992  Jacksonville Office/Showroom/Warehouse   40,571     6,695     17%    (10,833)
same store  Avenues OSW 2, Bldg 200             1992  Jacksonville Office/Showroom/Warehouse   61,911    61,911    100%    175,968
same store  Avenues OSW 3, Bldg 500             1997  Jacksonville Office/Showroom/Warehouse   70,126    59,071     84%     89,370

---------------------------------------------------------------------------------------------------------------------------------
     8      Gran Park at the Avenues                                                          715,733   572,901     80%  1,024,031
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    23      TOTAL NORTH REGION                                                              2,435,599 2,029,381     83%  5,008,221
----------------------------------------------------------------------------------------------------------------------------------
same store  Gran Park at SouthPark- Office 1    1998    Orlando             Office            144,931   135,462     93%    537,521
same store  Gran Park at SouthPark - Office 2   1999    Orlando             Office            144,852   140,980     97%    602,500
            Gran Park at SouthPark - Office 3   2001    Orlando             Office            182,613   107,495     59%    329,917
same store  Gran Park at SouthPark - Office 4   2000    Orlando             Office             98,384    92,628     94%    289,620
same store  Gran Park at SouthPark - OSW 1      1998    Orlando    Office/Showroom/Warehouse  131,607   108,591     83%    307,048
same store  Gran Park at SouthPark - OSW 2      2000    Orlando    Office/Showroom/Warehouse  133,231    76,221     57%    185,381

----------------------------------------------------------------------------------------------------------------------------------
     6      Gran Park at SouthPark I                                                          835,618   661,377     79%  2,251,987
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
     6      TOTAL CENTRAL REGION                                                              835,618   661,377     79%  2,251,987
----------------------------------------------------------------------------------------------------------------------------------

same store  Gran Park at Beacon Station
              Office 1 - U Planters             2000     Miami              Office            101,000   101,000    100%    289,167
same store  Gran Park at Beacon Station OW 1    1990     Miami         Office/Warehouse       109,216    54,455     50%     39,932
same store  Gran Park at Beacon Station OW 2    1991     Miami         Office/Warehouse       109,900   109,900    100%    117,183
same store  Gran Park at Beacon Station OW 3    1992     Miami         Office/Warehouse        80,860    80,860    100%     76,026
same store  Gran Park at Beacon Station OW 4    1993     Miami         Office/Warehouse        81,153    81,153    100%    100,334
same store  Gran Park at Beacon Station OW 5    1996     Miami         Office/Warehouse       103,200    40,876     40%      5,264
same store  Gran Park at Beacon Station OSW 1   1989     Miami     Office/Showroom/Warehouse   48,886    48,886    100%     55,131
same store  Gran Park at Beacon Station OSW 2   1989     Miami     Office/Showroom/Warehouse   79,840    79,840    100%    105,070
same store  Gran Park at Beacon Station OSW 3   1990     Miami     Office/Showroom/Warehouse   79,782    79,782    100%    115,719
same store  Gran Park at Beacon Station OSW 4   1992     Miami     Office/Showroom/Warehouse   79,670    79,670    100%    104,705
same store  Gran Park at Beacon Station OSW 5   1994     Miami     Office/Showroom/Warehouse   80,200    80,200    100%     97,419
same store  Gran Park at Beacon Station FLW 1   1991     Miami       Front Load Warehouse     119,333   119,333    100%    115,152
same store  Gran Park at Beacon Station FLW 2   1992     Miami       Front Load Warehouse     138,600   138,600    100%    143,844
same store  Gran Park at Beacon Station FLW 3   1993     Miami       Front Load Warehouse     138,600   138,600    100%    162,643
same store  Gran Park at Beacon Station FLW 4   1993     Miami       Front Load Warehouse      90,735    90,735    100%     94,854
same store  Gran Park at Beacon Station FLW 5   1994     Miami       Front Load Warehouse     119,400   119,400    100%    188,581
same store  Gran Park at Beacon Station FLW 6   1995     Miami       Front Load Warehouse      91,393    25,393     28%    (13,670)
same store  Gran Park at Beacon Station FLW 7   1995     Miami       Front Load Warehouse      91,393    91,393    100%    104,563
same store  Gran Park at Beacon Station DFLW 1  1993     Miami   Double Front Load Warehouse  238,530   211,530     89%    204,822
same store  Gran Park at Beacon Station RB 1    1989     Miami           Rail Building         69,680    69,680    100%     82,245
same store  Gran Park at Beacon Station RB 2    1991     Miami           Rail Building         70,000    70,000    100%     72,400
same store  Gran Park at Beacon Station RB 3    1993     Miami           Rail Building        119,400    77,100     65%     69,084
same store  Gran Park at Beacon Station RB 4    1994     Miami           Rail Building        138,600   138,600    100%    137,559
same store  Gran Park at Beacon Station SC 1    1994     Miami          Service Center         38,956    38,956    100%     99,459
same store  Gran Park at Beacon Station
              Phase II - OW  1                  1997     Miami         Office/Warehouse       103,200    56,960     55%     78,678
            Gran Park at Beacon Station
              Phase II - OW 11 CAT              2001     Miami         Office/Warehouse       300,606   300,606    100%    459,782
            Gran Park at Beacon Station
              Phase II - OW  26                 2001     Miami         Office/Warehouse       201,000    73,942     37%    101,856

----------------------------------------------------------------------------------------------------------------------------------
    27      Gran Park at Beacon Station                                                     3,023,133 2,597,450     86%  3,207,802
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    27      TOTAL SOUTH REGION                                                              3,023,133 2,597,450     86%  3,207,802
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    56      TOTAL 100% OWNED OPERATING
              PROPERTIES                                                                    6,294,350 5,288,208     84% 10,468,010*
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    52      TOTAL SAME STORE PROPERTIES ONLY                                                5,475,131 4,776,762     87%  9,515,042
----------------------------------------------------------------------------------------------------------------------------------

OPERATING PROPERTIES - PARTNERSHIPS

            Gran Park at Beacon Station - 22    1999     Miami         Office/Warehouse       179,832   179,832    100%    122,189
            Gran Park at Beacon Station - 23    1999     Miami         Office/Warehouse       179,832   179,832    100%    102,411
            Gran Park at Beacon Station - 24    1999     Miami         Office/Warehouse       179,672   179,672    100%    115,510
            Weston at Beacon Pointe - Office 1  1999  Ft Lauderdale         Office             98,000    92,226     94%    217,884
            Weston at Beacon Pointe - Office 2  2001  Ft Lauderdale         Office             97,178    44,408     46%    (36,923)

----------------------------------------------------------------------------------------------------------------------------------
     5      TOTAL 50/50 OWNED PROPERTIES                                                      734,514   675,970     92%    521,072
----------------------------------------------------------------------------------------------------------------------------------

Same store properties include all properties that were in service during both 2001 and 2002.

Occupied SF represent all leases that have been executed and have commenced. It does not include leases that have been executed but have not commenced.

*For purposes of this presentation, a lease termination settlement of $1.6M has been excluded to reflect the recurring rental operations. Including this termination settlement, EBITDA from Flagler operating property rents for the 3 months ended June 30, 2002 was $12.1M as presented on FECI's Form 10-Q for the quarter ended June 30, 2002.

The Company holds certain investments in realty partnerships for the purpose of developing, leasing and managing real estate with an unaffiliated partner.

The Company holds an undivided 50% equity ownership interest in each of these joint ventures.

Rentable SF and occupied SF for operating properties held in the partnership are shown at 100%.

EBITDA for partnership properties is reflected at 50% of total project EBITDA reflecting Flagler's ownership interest.

EBITDA is not a GAAP measurement. It is defined as operating profit before interest, taxes, depreciation and amortization.

FLAGLER DEVELOPMENT COMPANY
Lease Expirations (square feet)

                             100% Owned Properties
--------------------------------------------------------------------------------
  Expirations              North       Central      South          All Regions
  Time Frame               Region      Region       Region            Total
--------------------------------------------------------------------------------

  07/01/02 - 12/31/02      296,400       5,922      166,676           468,998
  01/01/03 - 12/31/03      312,642      62,881      704,455         1,079,978
  01/01/04 - 12/31/04      342,588      12,720      275,177           630,485
  01/01/05 - 12/31/05      188,396     126,400      406,329           721,125
  01/01/06 - 12/31/06      195,923      24,935      397,309           618,167
  01/01/07 - 12/31/07      121,698      59,023       87,412           268,133
  01/01/08 - 12/31/16      551,706     369,496      501,750         1,422,952

--------------------------------------------------------------------------------
Total Square Feet        2,009,353     661,377    2,539,108         5,209,838 *
--------------------------------------------------------------------------------

* Difference between total expiring and total occupied represents leases that are currently in short-term extension status.


                             Partnership Properties
--------------------------------------------------------------------------------
  Expirations              North       Central      South          All Regions
  Time Frame               Region      Region       Region            Total
--------------------------------------------------------------------------------

  07/01/02 - 12/31/02            -           -        4,758             4,758
  01/01/03 - 12/31/03            -           -            -                 -
  01/01/04 - 12/31/04            -           -      135,643           135,643
  01/01/05 - 12/31/05            -           -      213,319           213,319
  01/01/06 - 12/31/06            -           -      251,874           251,874
  01/01/07 - 12/31/07            -           -       27,090            27,090
  01/01/08 - 12/31/16            -           -       43,286            43,286

--------------------------------------------------------------------------------
Total Square Feet                -           -      675,970           675,970
--------------------------------------------------------------------------------

REAL ESTATE DEVELOPMENT PIPELINE

                                                                                                            Actual or
                                                                                                            Expected        %
                                                                                             Net Rentable  Certificate    Leased/
Development Projects - as of 6/30/02                                                          Square Feet  of Occupancy Pre-leased
                                                                                              -----------  ------------ ----------

Status             Ownership %
------             -----------

1  Lease-Up            100%    Beacon Station at Gran Park Miami Retail                           42,800        Aug-01       17%
2  Lease-Up            100%    Port Everglades Building 1                                         84,000        Nov-01        0%
3  Lease-Up          50/50 JV  Beacon Pointe at Weston 3 - Ft. Laud - (50/50 - Flagler/Weeks)     97,000        Jan-02        0%
                               --------------------------------------------------------------------------
                               Projects in Lease-Up Period                                       223,800
                               --------------------------------------------------------------------------


                               --------------------------------------------------------------------------
                               Projects under Construction                                             -
                               --------------------------------------------------------------------------

4  Pre-development     100%    Beacon Station at Gran Park Miami OW 25                           160,211           TBD        0%
5  Pre-development     100%    Beacon Station at Gran Park Miami OW 27                           200,709           TBD        0%
6  Pre-development     100%    Gran Park at SouthPark Building 700                                93,400           TBD        0%
7  Pre-development     100%    Port Everglades Building 2                                        136,230           TBD        0%
                               --------------------------------------------------------------------------
                               Projects in Pre-development                                       590,550
                               --------------------------------------------------------------------------

                               --------------------------------------------------------------------------
                               Total Development and Pre-development Projects                    814,350
                               --------------------------------------------------------------------------

Lease-Up Period is defined as a maximum of 12-months from the date the property is issued a certificate of occupancy and during which time certain costs continue to be capitalized. Properties are still considered to be in the development stage.

Under Construction is defined as the status of a building that is in the process of being developed, assembled, built or constructed. A building is considered to be under construction after construction has commenced and until a certificate of occupancy is received.


Pre-development phase is defined as the status of a project when the necessary permits have been obtained and investments have been made in engineering, architectural planning and design.


Land utilized in pre-development phase is considered land held for development until the property reaches the construction and lease-up phase.

                            Land Held for Development



                                                      Gran Park at Jacksonville







                        [Photo of Gran Park Jacksonville]












                                                                 Beacon Station








                           [Photo of Beacon Station]

Flagler Development Company
Land Currently Held for Development as of June 30, 2002

                                                               Approx.                                   Entitlements
Property Name/Description                           County     Acres      Use            Office    Industrial    Other      Total
----------------------------------------------------------------------------------------------------------------------------------
duPont Center                                       Duval          7 Dev. Office          500,000                          500,000
Gran Park at The Avenues                            Duval         14 Dev. Commercial            -     46,270                46,270
Gran Park at Jacksonville                           Duval        359 Dev. Commercial    1,734,800  1,811,400   100,000   3,646,200
Gran Park at Deerwood                               Duval         17 Dev. Office          235,022                          235,022
Gran Park at SouthPark I                            Orange        15 Dev. Commercial      163,000                          163,000
Beacon Station I                                    Dade           7 Dev. Commercial       60,800               63,200     124,000
Beacon Station II - Section 6                       Dade         210 Dev. Commercial    1,114,347  2,685,768    58,000   3,858,115
Beacon Pointe                                       Broward        6 Dev. Office          108,069                          108,069
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Within Parks)                   635                    3,916,038  4,543,438   221,200   8,680,676
----------------------------------------------------------------------------------------------------------------------------------

Bartram Park (adjacent to GP at Jacksonville)       Duval         98 Undev. Office        882,000                          882,000
Gran Park at SouthPark II                           Orange        77 Undev. Commercial  1,800,000               98,000   1,898,000
Downtown Miami                                      Dade           9 Dev. Commercial    1,000,000                        1,000,000
Flagler Plaza - Sunrise                             Broward       40 Dev. Office          822,853                          822,853
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Entitled Tracts)                224                    4,504,853          -    98,000   4,602,853
----------------------------------------------------------------------------------------------------------------------------------

Lemberg North                                       St. Johns    585 Undev. Industrial          -                                  -
Section 8 (adjacent to Beacon Station)              Dade         465 Undev. Commercial          -                                  -
Ball Tract/Pine Island                              St. Johns  2,153 Undev. Residential         -                                  -
Section 31 (adjacent to Beacon Station)             Dade          73 Undev. Commercial          -                                  -
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Unentitled Tracts)            3,276                            -          -         -           -
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
TOTAL LAND HELD FOR DEVELOPMENT                                4,135                    8,420,891  4,543,438   319,200  13,283,529
----------------------------------------------------------------------------------------------------------------------------------

Property held for development within parks and entitled tracts are shown at net developable acreage. Unentitled tracts are shown at gross acreage.

The land in the pre-development phase is included in this schedule; once property reaches the construction and lease-up phase, it is no longer included in the "held for development" category.

--------------------------------------------------------------------------------
The schedule above does not include acreage or entitlements information related to South Jax Industrial Park and Section 32 both which are currently on the market for sale and a 32-acre parcel which is currently under contract at Gran Park at Jacksonville for $9.5M
--------------------------------------------------------------------------------

       Land Held for Development-information and Forward Looking estimates for selected properties as of June 30, 2002

-----------------------------------------------------------------  ---------------------------------------------------------------
Gran Park at Jacksonville                                          Beacon Station II - Section 6
-----------------------------------------------------------------  ---------------------------------------------------------------
Estimated Acres Available for Development*                    359  Estimated Remaining Developable Acres                       210
Estimated Value today per Square Foot (Land)(1)      Min   $ 4.50  Estimated Value today per Square Foot (Land)(5)    Min   $ 6.50
                                                     Max   $ 6.50                                                     Max   $ 8.50

Estimated Infrastructure time frame                     4 year(s)  Estimated Infrastructure time frame                   1 year(s)
 - Start                                                     2002   - Start                                                   2002
 - Finish                                                    2005   - Finish                                                  2002
Estimated Infrastructure cost per developable acre[9]    $ 55,000  Estimated Infrastructure cost per developable acre     $ 18,000

Estimated Land Absorption                             12-15 years  Estimated Land Absorption                             7-9 years
 - Start                                                     2003   - Start                                                   2002

*Does not include approx. 32 acres currently under
contract for $9.5M
-----------------------------------------------------------------  ---------------------------------------------------------------

-----------------------------------------------------------------  ---------------------------------------------------------------
Bartram Park - adjacent to GP at Jacksonville                       Section 8 - adjacent to Beacon Station
-----------------------------------------------------------------  ---------------------------------------------------------------
Estimated Remaining Developable Acres                          98  Estimated Developable Acres                                 309
Estimated Value today per Square Foot (Land)(2)      Min   $ 5.50  Estimated Value today per Square Foot (Land)(6)   Min    $ 5.63
                                                     Max   $ 6.50                                                    Max    $ 8.63

Estimated Infrastructure time frame                     3 year(s)  Estimated Infrastructure time frame                  10 year(s)
 - Start                                                     2003   - Start                                                   2004
 - Finish                                                    2005   - Finish                                                  2013
Estimated Infrastructure cost per developable acre       $ 30,000  Estimated Infrastructure cost per developable acre    $ 205,000

Estimated Land Absorption                               5-7 years  Estimated Land Absorption                           10-12 years
 - Start                                                     2005   - Start                                                   2005

-----------------------------------------------------------------  ---------------------------------------------------------------

-----------------------------------------------------------------  ---------------------------------------------------------------
Gran Park at SouthPark I                                           Section 31 - adjacent to Beacon Station
-----------------------------------------------------------------  ---------------------------------------------------------------
Estimated Remaining Developable Acres                          15  Estimated Developable Acres                                  55
Estimated Value today per Square Foot (Land)(3)      Min   $ 4.17  Estimated Value today per Square Foot (Land)(7)   Min    $ 8.50
                                                     Max   $ 5.17                                                    Max   $ 11.50

Estimated Infrastructure time frame                     0 year(s)  Estimated Infrastructure time frame                   4 year(s)
 - Start                                                      N/A   - Start                                                   2004
 - Finish                                                     N/A   - Finish                                                  2007
Estimated Infrastructure cost per developable acre            $ -  Estimated Infrastructure cost per developable acre    $ 182,000

Estimated Land Absorption                               2-3 years  Estimated Land Absorption                             5-6 years
 - Start                                                     2002   - Start                                                   2005

-----------------------------------------------------------------  ---------------------------------------------------------------

-----------------------------------------------------------------  ---------------------------------------------------------------
Gran Park at SouthPark II                                          Flagler Plaza - Sunrise
-----------------------------------------------------------------  ---------------------------------------------------------------
Estimated Developable Acres                                    77  Estimated Developable Acres                                  40
Estimated Value today per Square Foot (Land)(4)      Min   $ 5.98  Estimated Value today per Square Foot (Land)(8)   Min    $ 7.50
                                                     Max   $ 6.98                                                    Max    $ 8.50

Estimated Infrastructure time frame                     3 year(s)  Estimated Infrastructure time frame                   0 year(s)
 - Start                                                     2003   - Start                                                    N/A
 - Finish                                                    2005   - Finish                                                   N/A
Estimated Infrastructure cost per developable acre       $ 78,000  Estimated Infrastructure cost per developable acre          $ -

Estimated Land Absorption                              8-10 years  Estimated Land Absorption                             7-9 years
 - Start                                                     2003   - Start                                                   2004

-----------------------------------------------------------------  ---------------------------------------------------------------

(1) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 75% Office - 25% Industrial - 0% Retail.
(2) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(3) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(4) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 88% Office - 0% Industrial - 12% Retail.
(5) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 25% Office - 75% Industrial - 0% Retail.
(6) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 25% Office - 75% Industrial - 0% Retail.
(7) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(8) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(9) Cost is net of expected reimbursements of certain costs from an incremental tax district.
--------------------------------------------------------------------------------
The Company has not provided detailed information on the following properties that are listed on the previous page: duPont Center, Gran Park at The Avenues, Gran Park at Deerwood, Beacon Station I, Beacon Pointe, Downtown Miami, Lemberg North and the Ball Tract/Pine Island.
--------------------------------------------------------------------------------

This document provides information as of the date hereof. The company may from time to time supply updated or additional information in the future but undertakes no obligation to do so and investors are cautioned that the information provided herein speaks only as of June 30, 2002.

NOTE: Readers should refer to the Introduction page within this document for an in-depth review of Forward Looking Statements.

                                  Surplus Lands








                        [Photo of Miami River Property]






         Miami River Property Currently Under Contract for $16.3 Million










                        [Photo of Buena Vista Property]






         Buena Vista Property Currently Under Contract for $34.5 Million

                Surplus Land Currently on the Market for Sale or
                       Under Contract as of June 30, 2002

                           Flagler Development Company
                                  On the Market

                                                            Approx.
Property Name/Description                       County       Acres  Asking Price
--------------------------------------------------------------------------------
Lemberg South                                   St. Johns    515.0    $1,800,000
Miller                                          St. Johns     69.0    $6,700,000
Bunnell                                         Flagler      413.0      $931,000
Tico                                            Brevard      400.0    $1,940,000
National Gardens                                Volusia    5,910.0   $22,185,000
Bonaventure                                     Brevard      115.5    $1,186,780
Sharpes                                         Brevard      102.0      $706,179
Titusville Reservoir                            Brevard      127.5    $1,136,000
Malabar                                         Brevard      206.0    $1,056,000
Vectorspace                                     Brevard       27.0    $3,158,000
Section 32 - 121st Way                          Dade          42.0    $6,400,000
Ft. Pierce K-4                                  St. Lucie    564.0    $7,867,620
Pompano - Birmingham Steel                      Broward        8.0    $1,085,000
Orange Grove                                    Manatee       86.0      $350,000
South Jax Industrial Park                       Duval         26.0    $2,435,000
Stuart Commerce Park                            Martin        22.0    $5,029,000
Lewis Terminals                                 Palm Beach    12.0    $1,187,000
12 Parcels                                      Various       37.0      $774,000
--------------------------------------------------------------------------------
SUBTOTAL - Flagler Land on the Market                      8,682.0   $65,926,579
--------------------------------------------------------------------------------

                       Florida East Coast Railway, L.L.C.
                                  On the Market

                                                            Approx.
Property Name/Description                       County       Acres  Asking Price
--------------------------------------------------------------------------------
Kings Avenue                                    Duval          4.1    $1,603,443
Fountain Parcel                                 St. Johns      0.8      $540,000
Granada Blvd./Perrott Drive                     Volusia        2.3      $918,000
Charles Street                                  Volusia        3.3    $1,125,000
Hopkins Street                                  Brevard        1.2      $268,000
Cadillac Gage                                   Brevard       72.0    $5,642,000
Eyster Blvd.                                    Brevard       65.2    $7,476,500
--------------------------------------------------------------------------------
SUBTOTAL - Railway Land on the Market                        149.0   $17,572,943
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL - Flagler and Railway Land on the Market             8,831.0   $83,499,522
--------------------------------------------------------------------------------

       Flagler Development Company and Florida East Coast Railway, L.L.C.
                 Surplus Land under Contract as of June 30, 2002

                                                           Approx.     Contract
Property Name/Description                 Transactions     Acres        Prices
--------------------------------------------------------------------------------
Buena Vista Yard                                1             56.0   $34,500,000
Miami River Property                            1              6.3   $16,300,000
Other transactions                              5              7.7    $2,313,023
--------------------------------------------------------------------------------
TOTAL - Railway Land under Contract             7             70.0   $53,113,023
--------------------------------------------------------------------------------
TOTAL - Flagler Tracts under Contract           6          1,333.7   $10,297,000
--------------------------------------------------------------------------------
TOTAL - Railway and Flagler Tracts
          under Contract                       13          1,403.7   $63,410,023
--------------------------------------------------------------------------------

Under Contract represents a signed agreement between two parties; in all cases, these agreements have contingencies and exit clauses enabling either or both parties to exit the agreement subject to various conditions.

Florida East Coast Railway owns 1,238 acres that currently are surplus to Railway operating requirements. 219 of these surplus acres are currently on the market for sale or under sale contract as detailed above.